UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
Form 8-K
Current Report
_____________________________

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 25, 2017
Date of Report (Date of earliest event reported)

BB&T Corporation
(Exact name of registrant as specified in its charter)

Commission file number: 1-10853
_____________________________

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)
(336) 733-2000
(Registrant's telephone number, including area code)
_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As noted below, on April 25, 2017, shareholders of BB&T Corporation (the “Corporation” or “BB&T”), approved amendments to the BB&T Corporation 2012 Incentive Plan (“the Plan”). The Compensation Committee and Board of Directors of BB&T previously approved the Plan, subject to shareholder approval. Among other changes, the amendments to the Plan increase the authorized number of shares available for grant under the Plan by 6.2 million.

The Plan is described in the Proposal 5 section of BB&T’s proxy statement for its 2017 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 15, 2017 (“2017 Proxy Statement”). The descriptions of the Plan contained herein and in the 2017 Proxy Statement are qualified in their entirety by reference to the full text of the Plan, a copy of which was filed as Annex B to the 2017 Proxy Statement, and is incorporated by reference herein.

ITEM 5.07	Submission of Matters to a Vote of Security Holders
Annual Meeting

On April 25, 2017, BB&T held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 717,431,941 of the Corporation’s shares of common stock were present or represented by proxy at the meeting. This represented approximately 88.7% of the Corporation’s 808,517,616 shares of common stock that were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, BB&T shareholders voted on six proposals and cast their votes as described below. The proposals are described in the 2017 Proxy Statement.

Proposal 1:	Election of Directors

Each of the individuals named below was elected to serve as a director of the Corporation for a one-year term expiring at the 2018 Annual Meeting of Shareholders:

Name	Votes FOR	Votes AGAINST	Abstentions
Jennifer S. Banner	605,351,057	4,335,277	2,825,704
K. David Boyer, Jr.	607,115,884	3,079,371	2,316,778
Anna R. Cablik	596,683,841	10,888,627	4,939,570
James A. Faulkner	601,247,867	9,016,972	2,246,115
I. Patricia Henry	607,178,390	3,009,115	2,318,023
Eric C. Kendrick	555,709,074	53,932,147	2,870,772
Kelly S. King	595,648,857	13,700,126	3,162,460
Louis B. Lynn, Ph.D.	604,567,219	5,460,136	2,484,683
Charles A. Patton	607,329,179	2,808,864	2,373,995
Nido R. Qubein	554,035,563	52,357,725	6,118,750
William J. Reuter	606,435,585	3,629,655	2,446,798
Tollie W. Rich, Jr.	607,168,005	2,912,582	2,431,451
Christine Sears	607,383,236	2,844,766	2,284,036
Thomas E. Skains	607,401,976	2,732,890	2,374,738
Thomas N. Thompson	598,676,564	11,444,647	2,390,827
Stephen T. Williams	595,282,698	14,954,225	2,275,115
There were 104,919,903 broker non-votes for each director on this proposal.

Proposal 2:	Ratification of Auditors

Shareholders ratified the reappointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2017.

Votes FOR	Votes AGAINST	Abstentions
700,148,177	15,275,476	2,007,070
There were no broker non-votes for this proposal.

Proposal 3:	Advisory Vote Regarding BB&T’s Executive Compensation Program

Shareholders approved BB&T’s executive compensation program, as described in the Corporation’s 2017 Proxy Statement.

Votes FOR	Votes AGAINST	Abstentions
569,408,841	32,092,412	11,000,562
There were 104,919,903 broker non-votes for this proposal.

Proposal 4:	Advisory Vote on the Frequency of Say on Pay Votes

Shareholders approved having an advisory vote on BB&T’s executive compensation program every year.

Every Year	Every Two Years	Every Three Years	Abstentions
550,130,548	5,035,385	50,583,024	6,515,998
There were 104,919,903 broker non-votes for this proposal.
In light of the shareholder vote, and in keeping with the Board’s recommendation on Proposal 4, the Corporation will hold a say-on-pay vote annually until the next vote on the frequency of say-on-pay votes is required (which will be no later than the 2023 Annual Meeting of Shareholders) or until the Board determines that a different frequency for say-on-pay votes is in the best interest of the Corporation and its shareholders.

Proposal 5:	Approval of Amendments to the BB&T 2012 Incentive Plan and Re-Approval of the Plan for Purposes of Internal Revenue Code Section 162(m)

Shareholders approved the amendments to the BB&T 2012 Incentive Plan and re-approval of the Plan for purposes of Internal Revenue Code Section 162(m).

Votes FOR	Votes AGAINST	Abstentions
572,840,057	33,888,395	5,782,339
There were 104,919,903 broker non-votes for this proposal.

Proposal 6:	Shareholder Proposal Requesting the Elimination of Supermajority Voting Provisions in BB&T’s Articles and Bylaws

Shareholders approved the proposal regarding the elimination of supermajority voting provisions in BB&T’s Articles and Bylaws.

Votes FOR	Votes AGAINST	Abstentions
377,919,695	227,986,101	6,598,062
There were 104,919,903 broker non-votes for this proposal.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By: /s/ Cynthia B. Powell

Cynthia B. Powell
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: April 27, 2017